Exhibit 10.92

This document prepared by and
after recording return to:

Troutman Sanders LLP

600 Peachtree Street, N.E.

Suite 5200

Atlanta, Georgia 30308-2216

Attention: S. Jefferson Greenway, Esq.

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) made as of the 14th day of May, 2014, is by UCFP OWNER, LLC, a Delaware limited liability company, as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013, having an office at 880 Glenwood Avenue SE, Suite H, Atlanta, GA 30316 (“Assignor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office at 127 Public Square, Cleveland, Ohio 44114, its successors and assigns (“Assignee”).

RECITALS

A.           On or about the date hereof, Assignor and Assignee entered into that certain Construction Loan Agreement (“Loan Agreement”) whereby Assignee agreed to make a secured construction loan (the “Loan”) available to Assignor in the maximum aggregate amount at any time outstanding not to exceed the sum of Twenty-Seven Million Five Hundred Thousand and No/100 Dollars ($27,500,000.00), to finance the development and construction of a multi-family project located on East Colonial Drive, Orlando, Florida (the “Project”). The Project is legally described in Exhibit A attached hereto and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

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B.           In connection with the Loan, Assignor has executed and delivered a promissory note (the “Note”) in favor of Assignee of even date herewith in the amount of the Loan payment of which is secured by (i) a Mortgage made by Assignor in favor of Assignee on the Project, and (ii) the other Loan Documents.

C.           Assignor is desirous of further securing to Assignee the performance of the terms, covenants and agreements hereof and of the Note, the Mortgage and the Loan Documents.

AGREEMENTS

NOW, THEREFORE, in consideration of the making of the Loan evidenced by the Note by Assignee to Assignor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby irrevocably, absolutely and unconditionally transfer, sell, assign, pledge and convey to Assignee, its successors and assigns, all of the right, title and interest of Assignor in and to:

(a)          any and all leases, licenses, rental agreements and occupancy agreements of whatever form now or hereafter affecting all or any part of the Project and any and all guarantees, extensions, renewals, replacements and modifications thereof (collectively, the “Leases”); and

(b)          all issues, profits, security or other deposits, revenues, royalties, accounts, rights, benefits and income of every nature of and from the Project, including, without limitation, minimum rents, additional rents, termination payments, bankruptcy claims, forfeited security deposits, damages following default and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to the Project, together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due, and together with all rights and claims of any kind that Assignor may have against any Tenant, lessee or licensee under the Leases or against any other occupant of the Project (collectively, the “Rents”).

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns.

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IT IS AGREED that, notwithstanding that this instrument is a present, absolute and executed assignment of the Rents and of the Leases and a present, absolute and executed grant of the powers herein granted to Assignee, Assignor is hereby permitted, at the sufferance of Assignee and at its discretion, and is hereby granted a license by Assignee, to retain possession of the Leases and to collect and retain the Rents until the occurrence and during the continuance of an “Event of Default” (as defined herein) under the terms of this Assignment or any of the other Loan Documents. Upon the occurrence and during the continuance of an Event of Default, the aforementioned license granted to Assignor shall automatically terminate without notice to Assignor, and Assignee may thereafter, without taking possession of the Project, take possession of the Leases and collect the Rents. Further, from and after such termination, Assignor shall be the agent of Assignee in collection of the Rents, and any Rents so collected by Assignor shall be held in trust by Assignor for the sole and exclusive benefit of Assignee and Assignor shall, within one (1) business day after receipt of any Rents, pay the same to Assignee to be applied by Assignee as hereinafter set forth. Furthermore, from and after the occurrence and during the continuance of an Event of Default and termination of the aforementioned license, Assignee shall have the right and authority, without any notice whatsoever to Assignor and without regard to the adequacy of the security therefor, to: (a) make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Project, as particularly set forth in the Mortgage; (b) manage and operate the Project, with full power to employ agents to manage the same; (c) demand, collect, receive and sue for the Rents, including those past due and unpaid; and (d) do all acts relating to such management of the Project, including, but not limited to, negotiation of new Leases, making adjustments of existing Leases, contracting and paying for repairs and replacements to the Improvements and to the fixtures, equipment and personal property located in the Improvements or used in any way in the operation, use and occupancy of the Project as in the sole subjective judgment and discretion of Assignee may be necessary to maintain the same in a tenantable condition, purchasing and paying for such additional furniture and equipment as in the sole subjective judgment of Assignee may be necessary to maintain a proper rental income from the Project, employing necessary managers and other employees, purchasing fuel, providing utilities and paying for all other expenses incurred in the operation of the Project, maintaining adequate insurance coverage over hazards customarily insured against and paying the premiums therefor. Assignee shall apply the Rents received by Assignor from the Project, after deducting the costs of collection thereof, including, without limitation, reasonable and actual attorney’s fees at standard hourly rates without regard to any presumptive statutory attorney’s fees and a management fee for any management agent so employed, against amounts expended for repairs, upkeep, maintenance, service, fuel, utilities, taxes, assessments, insurance premiums and such other expenses as Assignee incurs in connection with the operation of the Project and against interest, principal, required escrow deposits and other sums which have or which may become due, from time to time, under the terms of the Loan Documents, in such order or priority as to any of the items so mentioned as Assignee, in its sole subjective discretion, may determine. The exercise by Assignee of the rights granted Assignee in this paragraph, and the collection of, the Rents and the application thereof as herein provided, shall not be considered a waiver by Assignee of any Event of Default under the Loan Documents or prevent foreclosure of any liens on the Project nor shall such exercise make Assignee liable under any of the Leases, Assignee hereby expressly reserving all of its rights and privileges under the Mortgage and the other Loan Documents as fully as though this Assignment had not been entered into.

Without limiting the rights granted hereinabove, in the event Assignor shall fail to make any payment or to perform any act required under the terms hereof and such failure shall not be cured within any applicable grace or cure period, then Assignee may, but shall not be obligated to, without prior notice to or demand on Assignor, and without releasing Assignor from any obligation hereof, make or perform the same in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including specifically, without limitation, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee, performing or discharging any obligation, covenant or agreement of Assignor under any of the Leases, and, in exercising any of such powers, paying all necessary costs and expenses, employing counsel and incurring and paying attorneys’ fees. Any sum advanced or paid by Assignee for any such purpose, including, without limitation, reasonable and actual attorney’s fees at standard hourly rates without regard to any presumptive statutory attorney’s fees, together with interest thereon at the Default Rate from the date paid or advanced by Assignee until repaid by Assignor, shall immediately be due and payable to Assignee by Assignor on demand and shall be secured by the Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

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IT IS FURTHER AGREED that this Assignment is made upon the following terms, covenants and conditions:

1.          This Assignment shall not operate to place responsibility for the control, care, management or repair of the Project upon Assignee, nor for the performance of any of the terms and conditions of any of the Leases, nor shall it operate to make Assignee responsible or liable for any waste committed on the Project by any Tenant or any other party or for any dangerous or defective condition of the Project or for any negligence in the management, upkeep, repair or control of the Project. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to let the Project or from any other act or omission of Assignee in managing the Project. Assignor shall and does hereby indemnify and hold Assignee harmless from and against any and all liability, loss, claim, demand or damage which may or might be incurred by reason of this Assignment, including, without limitation, claims or demands for security deposits from Tenants deposited with Assignor, and from and against any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases excluding therefrom, however, any of the aforementioned covenants by the gross negligence or willful misconduct of Assignee. Should Assignee incur any liability by reason of this Assignment or in defense of any claim or demand for loss or damage as provided above, the amount thereof, including, without limitation, costs, expenses and reasonable and actual attorney’s fees at standard hourly rates without regard to any presumptive statutory attorney’s fees, together with interest thereof at the Default Rate from the date paid or incurred by Assignee until repaid by Assignor, shall be immediately due and payable to Assignee by Assignor upon demand and shall be secured by the Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

2.          This Assignment shall not be construed as making Assignee a mortgagee in possession.

3.          Assignee is obligated to account to Assignor only for such Rents as are actually collected or received by Assignee.

4.          Assignor hereby further presently and absolutely assigns to Assignee subject to the terms and provisions of this Assignment: (a) any award or other payment which Assignor may hereafter become entitled to receive with respect to any of the Leases as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving any Tenant under such Leases; and (b) any and all payments made by or on behalf of any Tenant of any part of the Project in lieu of Rent. Assignor hereby irrevocably appoints Assignee as its attorney-in-fact to appear in any such proceeding and to collect any such award or payment, which power of attorney is coupled with an interest by virtue of this Assignment and is irrevocable so long as any sums are outstanding under the loan evidenced by the Note. All awards or payments so collected shall be applied to the indebtedness secured hereby in such order as Assignee shall elect.

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5.          Assignor represents, warrants and covenants to and for the benefit of Assignee: (a) that Assignor now is (or with respect to any Leases not yet in existence, will be immediately upon the execution thereof) the absolute owner of the landlord’s interest in the Leases, with full right and title to assign the same and the Rents due or to become due thereunder; (b) that, other than this Assignment and any assignment to Assignee pursuant to the Mortgage there are no outstanding assignments of the Leases or Rents; (c) that no Rents have been anticipated, discounted, released, waived, compromised or otherwise discharged except for prepayment of rent of not more than two (2) months prior to the accrual thereof; (d) that Assignor has and shall duly and punctually observe and perform all material covenants, conditions and agreements in the Leases on the part of the landlord to be observed and performed thereunder and (e) there are no Leases in existence on the date hereof.

6.          Assignor covenants and agrees that Assignor shall, at its sole cost and expense, appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with the Leases or the obligations, duties or liabilities of the landlord or any Tenant thereunder, and shall pay on demand all costs and expenses, including, without limitation, reasonable and actual attorney’s fees at standard hourly rates without regard to any presumptive statutory attorney’s fees, which Assignee may incur in connection with Assignee’s appearance, voluntary or otherwise, in any such action or proceeding, together with interest thereon at the Default Rate from the date incurred by Assignee until repaid by Assignor.

7.          At any time, Assignee may, at its option, notify any Tenant or other parties of the existence of this Assignment. Assignor does hereby specifically authorize, instruct and direct each and every present and future tenant, lessee and licensee of the whole or any part of the Project to pay all unpaid and future Rents to Assignee upon receipt of demand from Assignee to so pay the same and Assignor hereby agrees that each such present and future Tenant, lessee and licensee may rely upon such written demand from Assignee to so pay said Rents without any inquiry into whether there exists an Event of Default hereunder or under the other Loan Documents or whether Assignee is otherwise entitled to said Rents. Assignor hereby waives any right, claim or demand which Assignor may now or hereafter have against any present or future tenant, lessee or licensee by reason of such payment of Rents to Assignee, and any such payment shall discharge such tenant’s, lessee’s or licensee’s obligation to make such payment to Assignor.

8.          Assignee may take or release any security for the indebtedness evidenced by the Note, may release any party primarily or secondarily liable for the indebtedness evidenced by the Note, may grant extensions, renewals or indulgences with respect to the indebtedness evidenced by the Note and may apply any other security therefor held by it to the satisfaction of any indebtedness evidenced by the Note without prejudice to any of its rights hereunder.

9.          The acceptance of this Assignment and the collection of the Rents in the event Assignor’s license is terminated, as referred to above, shall be without prejudice to Assignee. The rights of Assignee hereunder are cumulative and concurrent, may be pursued separately, successively or together and may be exercised as often as occasion therefor shall arise, it being agreed by Assignor that the exercise of any one or more of the rights provided for herein shall not be construed as a waiver of any of the other rights or remedies of Assignee, at law or in equity or otherwise, so long as any obligation under the Loan Documents remains unsatisfied.

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10.         All rights of Assignee hereunder shall inure to the benefit of its successors and assigns, and all obligations of Assignor shall bind its successors and assigns and any subsequent owner of the Project. All rights of Assignee in, to and under this Assignment shall pass to and may be exercised by any assignee of such rights of Assignee. Assignor hereby agrees that if Assignee gives notice to Assignor of an assignment of said rights, upon such notice the liability of Assignor to the assignee of the Assignee shall be immediate and absolute. Assignor will not set up any claim against Assignee or any intervening assignee as a defense, counterclaim or setoff to any action brought by Assignee or any intervening assignee for any amounts due hereunder or for possession of or the exercise of rights with respect to the Leases or the Rents.

11.         It shall be an “Event of Default” hereunder (a) if any representation or warranty made herein by Assignor is determined by Assignee to have been false or misleading in any material respect at the time made, or (b) upon any failure by Assignor in the performance or observance of any other covenant or condition hereof and the continuance of such failure for thirty (30) days after written notice thereof from Assignee to Assignor; provided, however, that if such failure is susceptible of cure but cannot reasonably be accomplished within said thirty (30) day period, then Assignor shall have an additional ninety (90) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Assignor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting one hundred twenty (120) day period from the date of Assignee’s notice. Any such default not so cured shall be an “Event of Default” under each of the other Loan Documents, entitling Assignee to exercise any or all rights and remedies available to Assignee under the terms hereof or of any or all of the other Loan Documents, and any Event of Default under the other Loan Documents, or any default under any other Loan Document which is not cured within any applicable grace or cure period, shall be deemed an Event of Default hereunder subject to no grace or cure period, entitling Assignee to exercise any or all rights provided for herein.

12.         Failure by Assignee to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Assignee, and the waiver by Assignee of any default hereunder shall not constitute a continuing waiver or a waiver of any other default or of the same default on any future occasion. No collection by Assignee of any Rents pursuant to this Assignment shall constitute or result in a waiver of any default then existing hereunder or under any of the other Loan Documents.

13.         If any provision under this Assignment or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Assignment and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

14.         This Assignment may not be amended, modified or otherwise changed except by a written instrument duly executed by Assignor and Assignee.

15.         This Assignment shall be in full force and effect continuously from the date hereof to and until the payment, discharge, and performance of any and all indebtedness and obligations evidenced by the Note or secured or guaranteed by any of the Loan Documents, and the release of the Mortgage shall, for all purposes, automatically terminate this Assignment and render this Assignment null and void and of no effect whatsoever.

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16.         In case of a conflict between any provision of this Assignment and any provision of the other Loan Documents, the provision selected by Assignee in its sole subjective discretion shall prevail and be controlling.

17.         All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be given and become effective as provided in the Loan Agreement.

18.         This Assignment shall be governed by and construed in accordance with the laws of the State in which the Project is located.

20.         This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature pages.

21.         In addition to, but not in lieu of, any other rights hereunder, Assignee shall have the right to institute suit and obtain a protective or mandatory injunction against Assignor to prevent a breach or default, or to reinforce the observance, of the agreements, covenants, terms and conditions contained herein, as well as the right to damages occasioned by any breach or default by Assignor.

22.         Assignor hereby covenants and agrees that Assignee shall be entitled to all of the rights, remedies and benefits available by statute, at law, in equity or as a matter of practice for the enforcement and perfection of the intents and purposes hereof. Assignee shall, as a matter of absolute right, be entitled, upon application to a court of applicable jurisdiction, and without notice to Assignor, to the appointment of a receiver to obtain and secure the rights of Assignee hereunder and the benefits intended to be provided to Assignee hereunder.

23.         The rights and remedies in favor of Assignee granted by this Assignment shall be in addition to and shall not in any way constitute a limitation upon the rights and remedies available to Assignee under applicable law, including without limitation all rights under Section 697.07, Florida Statutes, regarding assignment of rents.

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IN WITNESS WHEREOF, Assignor has executed this Assignment under seal as of the day and year first above written.

EXECUTED IN THE PRESENCE OF:	ASSIGNOR:

/s/ Benjamin Field	UCFP OWNER, LLC, a Delaware limited
(Signature)	liability company, as Trustee under the
Benjamin Field	BR/CDP Colonial Trust Agreement dated
(Printed Name	December 15, 2013

/s/ Karen Stroup	By:	/s/ Robert Meyer
(Signature)	Name:	Robert Meyer
Karen Stroup	Title:	Vice President
(Printed Name

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STATE OF GEORGIA

COUNTY OF COBB

The foregoing instrument was acknowledged before me this 6th day of May, 2014, by Rob Meyer, as the Vice President, of UCFP Owner, LLC, a Delaware limited liability company, as Trustee under the BR/CDP Colonial Trust Agreement dated December 15, 2013, who _X_ is personally known to me or ___ has produced ____X_____ (state) driver’s license or _______________________________________ as identification.

My Commission Expires: 8/21/15	/s/ Sheronda Davis
Notary Public (Signature)
(AFFIX NOTARY SEAL)
Sheronda Davis
(Printed Name)
Accountant
(Title or Rank)
—
(Serial Number, if any)

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EXHIBIT A

LEGAL DESCRIPTION

The land referred to herein below is situated in the County of ORANGE, State of Florida, and is described as follows:

A PORTION OF THE NORTHEAST 1/4 OF SECTION 22, TOWNSHIP 22 SOUTH, RANGE 31 EAST, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF SAID NORTHEAST 1/4 OF SECTION 22; THENCE RUN S87°58'03"W ALONG THE NORTH LINE OF SAID NORTHEAST 1/4, A DISTANCE OF 45.02 FEET, SAID POINT BEING THE INTERSECTION OF A LINE 45.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF THE NORTHEAST 1/4 OF SAID SECTION 22 AND THE NORTH LINE OF THE NORTHEAST 1/4 OF SAID SECTION 22; THENCE CONTINUE ALONG SAID NORTH LINE OF THE NORTHEAST 1/4 S87°58'03"W, A DISTANCE OF 610.44 FEET TO THE POINT OF BEGINNING; THENCE RUN S00°56'14"E, A DISTANCE OF 842.92 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 31.00 FEET; THENCE RUN SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 98°26'21", AN ARC DISTANCE OF 53.26 FEET; THENCE RUN N82°29'53"W, A DISTANCE OF 41.52 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 109.00 FEET; THENCE RUN WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 12°16'52", AN ARC DISTANCE OF 23.36 FEET; THENCE RUN S07°30'07"W, A DISTANCE OF 287.92 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF STATE ROAD NUMBER 50, AS SHOWN ON THE FLORIDA DEPARTMENT OF TRANSPORTATION RIGHT OF WAY MAP, SECTION 7506-201, PAGE 9; THENCE RUN N82°29'53"W ALONG SAID NORTHERLY RIGHT OF WAY LINE, A DISTANCE OF 45.95 FEET; THENCE RUN N07°30'07"E, A DISTANCE OF 20.00 FEET; THENCE RUN S82°29'53"E, A DISTANCE OF 2.05 FEET; THENCE RUN N07°30'07"E, A DISTANCE OF 248.38 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE TO THE NORTH, HAVING A RADIUS OF 129.00 FEET; THENCE FROM A RADIAL BEARING OF N20°31'47"W, RUN WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 28°01'54", AN ARC DISTANCE OF 63.11 FEET; THENCE RUN N82°29'53"W, A DISTANCE OF 339.09 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 89.50 FEET; THENCE RUN WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 17°07'59", AN ARC DISTANCE OF 26.76 FEET TO A POINT OF COMPOUND CURVATURE OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 208.50 FEET; THENCE RUN WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 18°25'26", AN ARC DISTANCE OF 67.04 FEET; THENCE RUN N00°56'14"W, A DISTANCE OF 844.21 FEET TO THE SAID NORTH LINE OF THE NORTHEAST 1/4; THENCE RUN N87°58'03"E ALONG SAID NORTH LINE A DISTANCE OF 634.12 FEET TO THE POINT OF BEGINNING.

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TOGETHER WITH THE EASEMENT FOR THE BENEFIT OF THE HEREINABOVE DESCRIBED PROPERTY CONTAINED WITHIN THE EASEMENT AGREEMENT RECORDED IN 0. R. BOOK 10470 AT PAGE 6879 0F THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND:

TOGETHER WITH COVENANTS AND NON-EXCLUSIVE EASEMENTS CONTAINED IN DECLARATION OF COVENANTS, OPERATIONS & RECIPROCAL EASEMENTS RECORDED IN 0. R. BOOK 10498, PAGE 2464, AS AMENDED BY FIRST AMENDMENT TO DECLARATION OF COVENANTS, OPERATIONS AND RECIPROCAL EASEMENTS RECORDED IN O.R. BOOK 10699, PAGE 7086, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND ALSO:

TOGETHER WITH COVENANTS AND NON-EXCLUSIVE EASEMENTS CONTAINED IN AGREEMENT REGARDING EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED IN 0. R. BOOK 8838, PAGE 3758, AS AMENDED BY FIRST AMENDMENT TO AGREEMENT REGARDING EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED IN 0. R, BOOK 9338, PAGE 4682, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

AND ALSO:

TOGETHER WITH THE EASEMENTS FOR THE BENEFIT OF THE HEREINABOVE DESCRIBED PROPERTY CONTAINED WITHIN THE RECIPROCAL EASEMENT AGREEMENT RECORDED IN O.R. BOOK 10699, PAGE 7102, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

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